H.J. GRUY AND ASSOCIATES, INC.
333 Clay Street, Suite 3850, Houston, Texas 77002 • TEL. (713) 739-1000 • FAX (713) 739-6112
EXHIBIT 23.3
CONSENT OF H.J. GRUY AND ASSOCIATES, INC.
We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to inclusion of and reference to our report, or information contained therein, dated January 28, 2009, prepared for Range Resources Corporation in the Registration Statement on Form S-8 of Range Resources Corporation, for the filing dated on or about June 12, 2009, and the related Prospectuses (collectively, the “Registration Statement”) and the Range Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2008. We are unable to verify the accuracy of the reserves and discounted present worth values contained therein because our estimates of reserves and discounted present worth have been combined with estimates of reserves and present worth prepared by other petroleum consultants.

H.J. GRUY AND ASSOCIATES, INC.

by:	/s/ Sylvia Castilleja
Sylvia Castilleja, P.E.
Senior Vice President
June 10, 2009
Houston, Texas